                                                                   EXHIBIT 99.j1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment
No. 5 to Registration Statement No. 333-116351 on Form N-1A of our reports dated
September 9, 2005, relating to the financial statements and financial highlights of American Century Asset Allocation Portfolios, Inc., including LIVESTRONG 2015
Portfolio, LIVESTRONG 2025 Portfolio, LIVESTRONG 2035 Portfolio, LIVESTRONG 2045
Portfolio, LIVESTRONG Income Portfolio (formerly known as My Retirement 2015
Portfolio, My Retirement 2025 Portfolio, My Retirement 2035 Portfolio, My
Retirement 2045 Portfolio, and My Retirement Income Portfolio, respectively),
One Choice Portfolio: Very Conservative, One Choice Portfolio: Conservative, One
Choice Portfolio: Moderate, One Choice Portfolio: Aggressive, and One Choice
Portfolio: Very Aggressive appearing in the Annual Report on Form N-CSR of
American Century Asset Allocation Portfolios, Inc. for the year ended July 31,
2005, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and
"Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.

/s/  Deloitte & Touche LLP
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Deloitte & Touche LLP

Kansas City, Missouri
May 4, 2006